Exhibit 32.1

CERTIFICATION PURSUANT TO
18 U.S.C. SECTION 1350,
AS ADOPTED PURSUANT TO SECTION 906
OF THE SARBANES-OXLEY ACT OF 2002

In connection with the Quarterly Report of American Community Newspapers Inc. (the ‘‘Company’’) on Form 10-Q for the period ending September 30, 2007 (the ‘‘Report’’), as filed with the Securities and Exchange Commission on the date hereof, each of the undersigned, in the capacities and on the dates indicated below, hereby certify pursuant to 18 U.S.C. Sec. 1350, as adopted pursuant to Sec. 906 of the Sarbanes-Oxley Act of 2002, that:

1.	The Report fully complies with the requirements of section 13(a) or 15(d) of the Securities Exchange Act of 1934, as amended; and

2.	The information contained in the Report fairly presents, in all material respects, the financial condition and result of operations of the Company.

By:	/s/ Eugene M. Carr	Dated: November 14, 2007
Eugene M. Carr Chairman of the Board and Chief Executive Officer (Principal Executive Officer)
By:	/s/ Daniel J. Wilson	Dated: November 14, 2007
Daniel J. Wilson Vice President and Chief Financial Officer (Principal Accounting and Financial Officer)